Exhibit 99.6

THE E.W. SCRIPPS COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On September 19, 2019, Scripps acquired 8 television stations for consideration of $580 million. Seven of the stations were previously operated by Tribune Media Company ("Tribune") and the remaining station was operated by Nexstar Media Group, Inc. ("Nexstar"). Nexstar was required to divest these stations in order to complete its acquisition of Tribune. Scripps previously closed on the acquisition of 15 television stations from Cordillera Communications, LLC ("Cordillera") on May 1, 2019. Cordillera was a wholly owned subsidiary of EPI Preferred, LLC ("EPI") and comprised substantially all of the key operating assets of EPI. In connection with this Cordillera transaction, the Company provided unaudited pro forma condensed combined financial information within a Current Report on Form 8-K/A dated July 17, 2019. The following unaudited pro forma condensed combined financial statements give pro forma effect to the Cordillera transaction for the periods prior to Scripps' May 1, 2019 ownership of those television stations.
The following unaudited pro forma condensed combined financial statements for the six months ended June 30, 2019 and the year ended December 31, 2018 are based on the historical consolidated financial statements of each of Scripps and EPI, the historical financial statements of KASW (a carve-out of Nexstar Media Group, Inc.) (the "Nexstar Assets"), and the historical combined financial statements of the Tribune carve-out stations (the "Tribune Assets") giving pro forma effect to the respected acquisitions as if they had all been consummated on January 1, 2018. We have derived the following unaudited pro forma condensed combined balance sheet from the historical condensed consolidated balance sheets of Scripps, the historical condensed balance sheets of the Nexstar Assets, and the historical condensed combined balance sheets of the Tribune Assets, each as of June 30, 2019, giving pro forma effect to the acquisition as if it had been consummated on June 30, 2019. As Scripps acquired the television stations from EPI on May 1, 2019, those assets were included in the historical condensed consolidated balance sheets of Scripps as of June 30, 2019. The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the aforesaid transactions, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the operating results of the combined company.
Scripps and EPI have different fiscal years. Scripps’ fiscal year ends on December 31, whereas EPI’s fiscal year ends on September 30. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 combines Scripps’ year ended December 31, 2018 with EPI’s year ended September 30, 2018. The unaudited pro forma condensed combined statement of operations for the year end December 31, 2018 has been prepared utilizing period ends that differ by less than 93 days, as permitted by Rule 11-02 Regulation S-X.
The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with Scripps considered as the accounting acquirer. Accordingly, consideration paid by Scripps to complete the acquisitions has been allocated to identifiable assets and liabilities of the acquired Cordillera and Nexstar-Tribune stations based on estimated fair values as of the closing date of the respective acquisition. Management made preliminary allocations of the considerations transferred to the assets acquired and liabilities assumed based on the information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the purchase accounting assessments may result in changes to the valuations of assets acquired and liabilities assumed, which could be material. Accordingly, the pro forma adjustments related to the allocation of considerations transferred are preliminary and have been presented solely for the purpose of providing unaudited pro forma condensed combined financial information in the Current Report on Form 8-K. Management expects to finalize the accounting for the business combinations as soon as practicable within the measurement periods in accordance with ASC 805, but in no event later than one year from May 1, 2019 for the Cordillera acquisition and no event later than one year from September 19, 2019 for the Nexstar-Tribune acquisition.
The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisitions occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The E.W. Scripps Company
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2019

(In thousands, except per share data)	Scripps Historical (Note 1)	Nexstar Historical (Note 1)	Tribune Historical (Note 1)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$56,514	$—	$497	$62,753	4(a)	$119,764
Cash restricted for pending acquisition	240,000	—	—	(240,000)	4(a)	—
Accounts and notes receivable, less allowances	323,575	3,491	60,424	(63,915)	4(b)	323,575
Programming	49,942	1,351	8,478	—		59,771
FCC repack receivable	28,130	—	—	—		28,130
Miscellaneous	22,963	105	2,947	—		26,015
Total current assets	721,124	4,947	72,346	(241,162)		557,255
Investments	7,688	—	—	—		7,688
Property and equipment	315,288	3,263	36,173	—		354,724
Operating lease right-of-use asset	46,580	—	—	70,721	4(c)	117,301
Goodwill	1,111,247	32,203	—	213,090	4(b)	1,356,540
Other intangible assets	724,792	35,623	288,885	(22,508)	4(b)	1,026,792
Programming (less current portion)	93,902	1,963	9,169	—		105,034
Deferred income taxes	8,557	—	—	—		8,557
Miscellaneous	18,547	—	16,346	—		34,893
Total Assets	$3,047,725	$77,999	$422,919	$20,141		$3,568,784
Liabilities and Equity
Current liabilities:
Accounts Payable	$43,648	$187	$2,309	$(2,496)	4(b)	$43,648
Unearned revenue	6,522	23	1,822	(1,845)	4(b)	6,522
Current portion of long-term debt	10,650	—	—	—		10,650
Accrued liabilities:
Employee compensation and benefits	34,266	134	4,191	(2,744)	4(b)	35,847
Programming liability	61,503	1,425	23,807	—		86,735
Miscellaneous	43,762	257	507	(422)	4(b)	44,104
Other current liabilities	18,247	—	—	2,006	4(c)	20,253
Total current liabilities	218,598	2,026	32,636	(5,501)		247,759
Long-term debt (less current portion)	1,537,849	—	—	419,250	4(d)	1,957,099
Deferred income taxes	25,185	4,925	19,378	(24,303)	4(b)	25,185
Operating lease liabilities	41,234	—	—	69,169	4(c)	110,403
Other liabilities (less current portion)	308,206	2,516	17,417	(454)	4(c)	327,685
Total Liabilities	2,131,072	9,467	69,431	458,161		2,668,131
Equity:
Preferred stock	—	—	—	—		—
Common stock:						—
Class A	690	—	—	—		690
Voting	119	—	—	—		119
Total common stock	809	—	—	—		809
Additional paid-in capital	1,111,849					1,111,849
Accumulated deficit	(101,529)			(16,000)	4(e)	(117,529)
Accumulated other comprehensive loss, net	(94,476)					(94,476)
Total Equity				(16,000)	4(e)
	916,653	68,532	353,488	(422,020)	4(b)	900,653
Total Liabilities and Equity	$3,047,725	$77,999	$422,919	$20,141		$3,568,784

The E.W. Scripps Company
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2018

(in thousands, except per share data)	Scripps Historical (Note 1)	EPI Preferred Historical (Note 1)	Excluded EPI Tucson Station	Nexstar Historical (Note 1)	Tribune Historical (Note 1)	Pro Forma Adjustments		Pro Forma Combined

Operating Revenues:
Advertising	$836,049	$133,271	$(15,543)	$9,622	$168,863	$—		$1,132,262
Retransmission and carriage	304,402	46,256	(7,227)	9,211	72,075	(16,600)	3(a)	408,117
Other	67,974	2,033	(103)	487	8,653	—		79,044
Total operating revenues	1,208,425	181,560	(22,873)	19,320	249,591	(16,600)		1,619,423
Costs and Expenses:
Employee compensation and benefits	394,029	69,042	(7,886)	3,024	74,533	—		532,742
Programming	350,753	30,908	(4,431)	3,250	82,422	—		462,902
Impairment of programming assets	8,920	—	—	—	—	—		8,920
Other expenses	246,487	29,262	(3,257)	1,614	59,762	—		333,868
Acquisition and related integration costs	4,124	—	—	—	—	(1,277)	3(b)	2,847
Restructuring costs	8,911	—	—	—	—	—		8,911
Total costs and expenses	1,013,224	129,212	(15,574)	7,888	216,717	(1,277)		1,350,190
Depreciation, Amortization, and (Gains) Losses:
Depreciation	34,641	5,978	(534)	807	8,499	2,365	3(c)	51,756
Amortization of intangible assets	29,346	155	(10)	50	19,927	(2,412)	3(d)	47,056
Losses (gains), net on disposal of property, plant and equipment	1,255	—	—	—	—	—		1,255
Net depreciation, amortization, and losses (gains)	65,242	6,133	(544)	857	28,426	(47)		100,067
Operating income	129,959	46,215	(6,755)	10,575	4,448	(15,276)		169,166
Interest expense	(36,184)	(1,850)	—	—	—	(69,250)	3(e)	(107,284)
Defined benefit plan expense	(19,752)	—	—	—	—	—		(19,752)
Miscellaneous, net	152	(378)	—	—	—	(1,157)	3(f)	(1,383)
Income from operations before income taxes	74,175	43,987	(6,755)	10,575	4,448	(85,683)		40,747
Provision (benefit) for income taxes	18,098	(7,443)	(1,723)	2,641	1,471	(3,100)	3(g)	9,944
Income from continuing operations, net of tax	56,077	51,430	(5,032)	7,934	2,977	(82,583)		30,803
Net loss from discontinued operations, net of tax	(36,328)	—	—	—	—	—		(36,328)
Net income (loss) attributable to noncontrolling interest	(632)	40,541	(4,000)	—	—	(36,541)		(632)
Net income attributable to Scripps shareholders	$20,381	$10,889	$(1,032)	$7,934	$2,977	$(46,042)		$(4,893)
Income from continuing operations per share of common stock:
Basic	$0.69							$0.39
Diluted	$0.68							$0.38

Weighted average shares outstanding:
Basic	81,369							81,369
Diluted	81,927							81,927

The E.W. Scripps Company
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Six Months Ended June 30, 2019

(in thousands, except per share data)	Scripps Historical (Note 1)	EPI Preferred Historical (Note 1)	Excluded EPI Tucson Station	Nexstar Historical (Note 1)	Tribune Historical (Note 1)	Pro Forma Adjustments		Pro Forma Combined

Operating Revenues:
Advertising	$386,843	$36,041	$(4,083)	$3,613	$79,007	$—		$501,421
Retransmission and carriage	180,608	18,025	(2,735)	5,117	44,622	(15,900)	3(a)	229,737
Other	62,207	666	(37)	212	3,575	—		66,623
Total operating revenues	629,658	54,732	(6,855)	8,942	127,204	(15,900)		797,781
Costs and Expenses:
Employee compensation and benefits	225,805	22,284	(2,619)	1,343	38,004	—		284,817
Programming	200,865	12,360	(1,757)	1,479	44,057	—		257,004
Other expenses	134,167	9,439	(927)	1,219	29,330	—		173,228
Acquisition and related integration costs	6,268	—	—	—	—	(3,199)	3(b)	3,069
Restructuring costs	1,895	—	—	—	—	—		1,895
Total costs and expenses	569,000	44,083	(5,303)	4,041	111,391	(3,199)		720,013
Depreciation, Amortization, and (Gains) Losses:
Depreciation	18,970	2,205	(176)	245	4,171	788	3(c)	26,203
Amortization of intangible assets	19,059	23	(1)	25	8,866	(1,667)	3(d)	26,305
Losses (gains), net on disposal of property, plant and equipment	317	—	—	—	—	—		317
Net depreciation, amortization, and losses (gains)	38,346	2,228	(177)	270	13,037	(879)		52,825
Operating income	22,312	8,421	(1,375)	4,631	2,776	(11,822)		24,943
Interest expense	(26,939)	(1,149)	—	—	—	(28,151)	3(e)	(56,239)
Defined benefit plan expense	(3,136)	—	—	—	—	—		(3,136)
Miscellaneous, net	(431)	(565)	2	—	—	—		(994)
Loss from operations before income taxes	(8,194)	6,707	(1,373)	4,631	2,776	(39,973)		(35,426)
Provision (benefit) for income taxes	(1,014)	187	(350)	1,142	1,009	(8,800)	3(g)	(7,826)
Loss from continuing operations, net of tax	(7,180)	6,520	(1,023)	3,489	1,767	(31,173)		(27,600)
Net loss from discontinued operations, net of tax	—	—	—	—	—	—		—
Net income (loss) attributable to noncontrolling interest	—	5,766	(951)	—	—	(4,815)		—
Net loss attributable to Scripps shareholders	$(7,180)	$754	$(72)	$3,489	$1,767	$(26,358)		$(27,600)
Loss from continuing operations per share of common stock:
Basic	$(0.09)							$(0.34)
Diluted	$(0.09)							$(0.34)

Weighted average shares outstanding:
Basic	80,748							80,748
Diluted	80,748							80,748

The E.W. Scripps Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation
The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of Scripps and the acquired Cordillera television stations (reported within the parent entity, EPI), the historical financial statements of the Nexstar television station, and the historical combined financial statements of the Tribune television stations. The unaudited pro forma condensed combined balance sheet as of June 30, 2019 gives effect to the Nexstar and Tribune transaction as if it had occurred on June 30, 2019. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2019 and for the year ended December 31, 2018 give effect to all these acquisition transactions as if they had occurred on January 1, 2018.
These historical financial statements have been adjusted in the unaudited pro forma condensed combined statements of operations to give effect to pro forma events that are (1) directly attributable to the business combinations, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combinations.
Scripps has a different fiscal year end than EPI. Because the difference between Scripps’ and EPI’s fiscal year end dates is less than 93 days, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 was prepared using Scripps’ audited consolidated statement of operations for the year ended December 31, 2018 and EPI’s audited consolidated statement of operations for the year ended September 30, 2018, as permitted under Rule 11-02 of Regulation S-X.
The unaudited pro forma condensed combined financial statements are based on preliminary purchase price allocations, provided for illustrative purposes only, and do not purport to represent what the combined company’s financial statements would have been had the transactions occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. In addition, the unaudited pro forma condensed combined statement of operations do not reflect any future planned cost savings initiatives following the completion of the business combinations.
Certain reclassifications have been made to the presentation of the historical EPI consolidated financial statements and each of the Nexstar and Tribune combined financial statements to conform to the presentation used in the unaudited pro forma financial information contained herein.

Note 2. Preliminary Purchase Price Allocation
On May 1, 2019, Scripps completed the acquisition of 15 television stations from Cordillera Communications, LLC for cash consideration of $521 million, plus an estimated working capital adjustment of $23.9 million. The transaction was financed with a $765 million term loan B, of which $240 million of the proceeds were segregated for financing a portion of the television stations that were acquired from Nexstar.
On September 19, 2019, Scripps completed the acquisition of eight broadcast television stations from the Nexstar transaction with Tribune for consideration of $580 million. The purchase price and other related costs associated with the transaction were financed from a portion of the incremental term loan B proceeds and $500 million of senior unsecured notes issued on July 26, 2019. Additionally, the capacity for our revolving credit facility was increased to $210 million upon closing.
The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed for the acquired stations based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities.

The following table summarizes the preliminary fair values of the television stations assets acquired and liabilities assumed at the closing date.

	Cordillera Stations	Nexstar/ Tribune Stations	Total

Accounts receivable	$26,264	$—	$26,264
Other current assets	986	12,881	13,867
Property and equipment	53,671	39,436	93,107
Operating lease right-of-use assets	4,667	70,721	75,388
Other assets	—	27,478	27,478
Fair value of acquired intangible assets	214,100	302,000	516,100
Residual goodwill from the transactions	253,735	245,293	499,028
Accounts payable	(15)	—	(15)
Accrued expenses	(3,835)	(27,155)	(30,990)
Other current liabilities	(280)	(2,006)	(2,286)
Operating lease liabilities	(4,387)	(69,169)	(73,556)
Other long-term liabilities	—	(19,479)	(19,479)
Net purchase price	$544,906	$580,000	$1,124,906

Note 3. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	Reflects the adjustments to reduce retransmission revenue, primarily from CW affiliates, under Scripps' retransmission agreements in effect during each period.

(b)
Reflects the adjustments to reverse incurred and non-recurring transaction costs, which were recorded in Scripps’ acquisition and related integration costs. These transaction costs totaled $1.3 million for the twelve months ended 2018 and $3.2 million for the six months ended June 30, 2019.

(c)	Reflects the depreciation expense adjustment resulting from the fair value adjustments to Cordillera’s, Nexstar's and Tribune's property and equipment:

	Year-Ended	Six Months Ended
	Dec. 31, 2018	June 30, 2019
Depreciation expense for fair value adjustment to property and equipment	$2,365	$788

(d)	Reflects the incremental increase in intangible asset amortization expense resulting from the fair value adjustments to Cordillera’s, Nexstar's and Tribune's intangible assets:

	Year-Ended	Six Months Ended
	Dec. 31, 2018	June 30, 2019
Reversal of EPI's historical intangible asset amortization	$(145)	$(22)
Reversal of Nexstar's historical intangible asset amortization	(50)	(25)
Reversal of Tribune's historical intangible asset amortization	(19,927)	(8,866)
Amortization of purchased identifiable intangible assets	17,710	7,246
Total intangible assets amortization expense adjustment	$(2,412)	$(1,667)

(e)	Reflects the adjustments to reverse interest expense associated with the EPI’s debt not assumed and the recognition of interest expense associated with Scripps’ new debt financing:

	Year-Ended	Six Months Ended
	Dec. 31, 2018	June 30, 2019
Reversal of EPI's historical interest expense	$(1,850)	$(1,149)
Interest expense on new debt financing	71,100	29,300
Total interest expense adjustment	$69,250	$28,151

(f)
Reflects the adjustments to reverse the gains and losses recognized from interest rate swaps that were in place on EPI’s outstanding debt. EPI’s statement of operations included a gain on derivative instruments of $1.2 million for the twelve months ended 2018.

(g)
Reflects the income tax effect of applying the estimated blended federal and state statutory rate of 25.2% for the year ended December 31, 2018 and the six months ended June 30, 2019 to EPI's pre-tax income and to the pro forma adjustments.

Note 4. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(a)
Represents adjustments to the combined company cash balance. Estimated transaction and other closing/financing costs associated with the transaction are not included in the pro forma results of operations as they are non-recurring in nature.

(in thousands)
Cash consideration for the acquisition of Nexstar/Tribune stations	$(580,000)
Cash outlay to pay down borrowings under revolving credit facility	(70,000)
Issuance of new unsecured notes	500,000
Cash withheld for debt issuance costs	(10,750)
Cash not acquired from Nexstar and Tribune	(497)
Transactions costs paid	(16,000)
Total cash adjustments	(177,247)
Plus: utilization of restricted cash for the Nexstar transaction	240,000
Total cash and cash equivalents adjustments	$62,753

(b)	Reflects the acquisition method of accounting based on the estimated fair value of assets acquired and liabilities assumed at the closing date.

(in thousands)
Cash not acquired	$(497)
Accounts receivable not acquired	(63,915)
Adjustment of identifiable intangible assets to fair value	(22,508)
Residual goodwill created from acquisition	213,090
Accounts payable amounts not assumed	2,496
Unearned revenue not assumed	1,845
Accrued employee compensation and benefits not assumed	2,744
Other accrued expenses not assumed	422
Deferred tax impact of purchase accounting treatment	24,303
Elimination of Nexstar and Tribune historical equity balances	422,020
Total Nexstar/Tribune transaction value	$580,000

(c)	Represents the impact of adopting the new lease standard that requires the recognition of right-of-use assets and lease liabilities on the balance sheet.

(in thousands)
Operating lease right-of-use assets	$70,721
Other current liabilities	2,006
Operating lease liabilities	69,169
Other liabilities (less current portion)	(454)

(d)	To record the issuance of Scripps’ long-term debt and related debt issuance costs.

(in thousands)
Additional long-term debt from issuance of unsecured notes	$500,000
Pay down borrowings under revolving credit facility	(70,000)
Debt issuance costs on long-term debt	(10,750)
Total long-term debt adjustment	$419,250
Additionally, the capacity for Scripps' revolving credit facility was increased to $210 million upon closing of the Nexstar/Tribune transaction.

(e)	Represents the impact of estimated transaction costs associated with the transaction. These costs have not been included in the pro forma results of operations as they are non-recurring in nature.